CYTEC INDUSTRIES INC.

Five Garret Mountain Plaza

Woodland Park, NJ 07424





  December 9, 2010


Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549


Attention: Filing Desk


Re: Cytec Industries Inc. (CYT)


Dear Reader:

        As permitted by instruction 7 of Form 3, Form 4, and Form 5, I hereby authorize each of Roy Smith and Frank
Macerato, severally and not jointly, to sign and file on my behalf any Forms 4 and 5 I am required to file with respect to the securities of Cytec Industries Inc. on or prior to December 31, 2013.

	I acknowledge that Roy Smith and Frank Macerato are not assuming any of my responsibilities to comply with
Section 16 of the Securities Exchange Act.



Sincerely,



s/Louis L. Hoynes, Jr.



POA/Rest Stck Award/Hoynes-POA